Exhibit 99.1

   Acadia Realty Trust Reports First Quarter 2006 Operating Results

    NEW YORK--(BUSINESS WIRE)--April 26, 2006--Acadia Realty Trust (NYSE: AKR - "Acadia" or the "Company"), a real estate investment trust ("REIT") today reported operating results for the quarter ended March 31, 2006. All per share amounts discussed below are on a fully diluted basis.

    First Quarter 2006 Highlights

    FFO continues to increase

    -- Funds from operations ("FFO") per share of $0.28 for the first quarter 2006 compared to $0.27 for first quarter 2005

    -- Earnings per share from continuing operations for 2006 of $0.12 compared to $0.13 for 2005

    Same Store NOI up 4.7% - Wholly-owned portfolio occupancy remains strong at 93.7%

    -- Same-store net operating income for the retail portfolio up 4.7% for first quarter 2006 over 2005

    Balance sheet ratios remain strong

    -- Maintained conservative dividend payout ratio for first quarter 2006 of 64% of FFO

    --  30% debt to total market capitalization

    --  2.9 to 1 fixed-charge coverage for the quarter

    External growth initiatives continue with acquisition activity

    --  New York Urban/Infill Redevelopment progress continues

    -- RCP: Mervyn's investment has now returned 185% of invested capital to date

    -- Successful completion of previously announced acquisitions in Chicago and New Jersey in connection with asset recycling activities

    Harvesting of profits from completion of Brandywine recapitalization

    -- Previously announced recapitalization of Brandywine Portfolio completed during first quarter 2006

    First Quarter Operating Results

    As previously disclosed, effective January 1, 2006, the Company accounts for its Funds I, II and Mervyn's investments on a fully consolidated basis pursuant to Emerging Issues Task Force ("EITF") 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights". Historic results for the quarter ended March 31, 2005 have also been presented on a fully consolidated basis for purposes of comparability with 2006. The Company has also included financial schedules in its Quarterly Financial and Operating Reporting Supplement ("Quarterly Supplement"), as currently posted on its website, reflecting a pro-rata consolidation of joint venture activities to assist investors in evaluating and comparing the Company's results for the quarter ended March 31, 2006 with previous periods.
    FFO, a widely accepted measure of REIT performance, for the quarter ended March 31, 2006 was $9.6 million, or $0.28 per share, compared to $8.9 million, or $0.27 per share for the first quarter 2005. Earnings per share ("EPS") from continuing operations was $0.12 for first quarter 2006 compared to $0.13 for first quarter 2005. EPS and FFO for first quarter 2005 included income of approximately $0.5 million, or $0.015 per share, related to an insurance claim adjustment.

    Portfolio Activity - Same-Store NOI Up 4.7% - Wholly-Owned
Portfolio Occupancy remains strong at 93.7%

    Same store net operating income ("NOI") for the retail portfolio increased 4.7% for the first quarter 2006 over 2005.
    During the first quarter 2006, Acadia executed new and renewal leases at an average increase of 8.7% over the previous base rents on a cash basis.
    On a year-over-year basis, Acadia increased its portfolio occupancy for its wholly-owned portfolio by 130 basis points. March 31, 2006 occupancy was 93.7% compared to 92.4% as of March 31, 2005. On a same-store basis, first quarter 2006 occupancy increased 70 basis points over first quarter 2005 occupancy of 93.0%. On a sequential basis, March 31, 2006 occupancy decreased 60 basis points from the December 31, 2005 occupancy of 94.3%.
    Combined occupancy within the operating joint venture portfolios (Funds I, II, Brandywine and Crossroads joint ventures) remained high at 96.8% as of March 31, 2006, which was the same occupancy level as of March 31 and December 31, 2005.

    Balance Sheet - Low Interest Rate Exposure

    As of March 31, 2006, 91% of the Company's total mortgage debt, inclusive of long-term interest rate swaps and the Company's pro-rata share of joint venture debt is now fixed-rate. This compares to 88% being fixed rate as of December 31, 2005. As a result, the Company continues to maintain its blended cost of debt below 6.0%, despite a 2% increase in LIBOR from a year ago.
    For 2006, the strength of Acadia's balance sheet was evidenced by continued strong financial ratios which include the Company's pro-rata share of unconsolidated joint venture debt and interest expense as follows:

    --  Debt to total market capitalization at March 31, 2006 was 30%

    -- Fixed-charge ratio (EBITDA / interest expense plus preferred distributions) was 2.9 for the first quarter 2006

    -- Dividend payout ratio for first quarter 2006 was 64% of FFO and 68% of AFFO

    -- $44 million currently remains available under existing credit facilities to fund capital requirements

    External Growth Continues with Focus on New York Urban/Infill
Redevelopments, RCP Venture and Other Activities

    New York Urban/Infill Redevelopment Program

    In the first quarter 2006, Acadia continued to make steady progress in its New York Urban/Infill Redevelopment Program, which was launched in conjunction with its partner, P/A Associates. The Company currently has a total of seven properties in its redevelopment pipeline, for which acquisition and development costs are anticipated to total approximately $354.0 million with anticipated completion schedules and costs as set forth in the Company's Quarterly Supplement.

    RCP Venture - Mervyn's investment returns 185% of invested capital

    In 2004, Acadia formed the Retailer Controlled Property Venture ("RCP Venture") with the Klaff and Lubert-Adler organizations. The RCP Venture completed its first investment with its participation in the acquisition of Mervyn's Department Stores. A total of $24.5 million was invested by Acadia and its Fund investors ("Acadia/Mervyn's"). In the fourth quarter of 2005, Acadia/Mervyn's received distributions totaling $42.7 million, or 174% of its invested capital. During the first quarter 2006, an additional $2.8 million was distributed increasing this return to 185% to date. During the first quarter 2006, Acadia's Promoted Interest from the Mervyn's investment amounted to $0.3 million.
    As previously announced, Acadia closed on the following two additional investments during the first quarter of 2006, which were made directly through the Company:

    -- On January 12, 2006, Acadia closed on a 20,000 square foot retail building in the Lincoln Park district in Chicago for $9.9 million. Tenants include Starbucks, Nine West, Vitamin Shoppe, The Body Shop, Papyrus and Cold Stone Creamery.

    -- On January 24, 2006, Acadia acquired a 60% interest in the A&P Shopping Plaza located in Boonton, New Jersey for $3.2 million.

    Harvesting of Fund I Continues with Recapitalization of Brandywine Portfolio at Significant Profit

    As previously announced, Acadia recapitalized its one million square foot Wilmington, Delaware shopping center portfolio through a merger of interests at an implied value of $211 million, as compared to Fund I's cost basis of $108 million. Acadia has retained its existing 22.2% interest and continues to operate the portfolio and earn fees for such services.
    At the closing, the Fund I investors received a return of all of their invested capital and accumulated preferred return in the Fund, thus triggering Acadia's 20% Promoted Interest in all future earnings and distributions from Fund I. Additionally there are 32 remaining Fund I assets, comprising approximately 2.0 million square feet, in which Acadia's ownership interest has increased from 22.2% to 37.8%.

    Outlook - Earnings Guidance for 2006

    The Company currently reaffirms its previously announced 2006 FFO and earnings per share forecast. On a fully diluted basis, FFO for 2006 is anticipated to range from $1.14 to $1.19 per share. 2006 earnings per share is expected to range from $0.59 to $0.64.

    Management Comments

    Commenting on the results for the first quarter, Kenneth Bernstein, President and CEO, stated, "We are quite pleased with our first quarter results which reflect our continued strong portfolio performance, strong balance sheet position and further accretion from our external growth initiatives. The first quarter results also show the positive impact of harvesting significant profits through our Fund I/ Brandywine recapitalization as well as laying the foundation for future growth through our Urban /Infill platform and our RCP ventures. We believe the combination of solid internal performance with strong external growth potential should enable us to continue to effectively execute our business plan."

    Investor Conference Call

    Management will conduct a conference call April 27, 2006 at 2:00 PM ET to review the Company's earnings and operating results. The live conference call can be accessed by dialing 888-481-7939 (internationally 617-847-8707). The pass-code is "Acadia". The call will also be webcast and can be accessed in a listen-only mode at Acadia's web site at acadiarealty.com. If you are unable to participate during the live webcast, the call will be archived and available on Acadia's website. Alternatively, to access the replay by phone, dial 888-286-8010 (internationally 617-801-6888). The pass-code will be 70341177. The phone replay will be available through Thursday May 4, 2006.

    Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated and self-managed real estate investment trust which specializes in the acquisition, redevelopment and operation of shopping centers which are anchored by grocery and value-oriented retail.

    Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this document. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The Company also refers you to the documents filed by the Company, from time to time, with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.
    See the notes to the attached financial tables for a further discussion of the Company's use of FFO.

    For more information visit Acadia Realty Trust's Web site at www.acadiarealty.com, which is not to be deemed a part of this press release



                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
            For the Quarters ended March 31, 2006 and 2005
             (dollars in thousands, except per share data)
            ==============================================

                                               For the quarters ended
                                                      March 31,
                   Revenues                        2006       2005 (1)
                                                 --------     --------
Minimum rents                                   $ 17,788     $ 18,501
Percentage rents                                     185          201
Expense reimbursements                             4,079        4,374
Other property income                                211          330
Management fee income                              1,201          575
Interest income                                    1,746          417
Other                                                 --           --
                                                 --------     --------
     Total revenues                               25,210       24,398
                                                 --------     --------
              Operating expenses
Property operating                                 4,050        4,820
Real estate taxes                                  2,799        2,562
General and administrative                         5,307        3,115
Depreciation and amortization                      6,398        6,272
                                                 --------     --------
     Total operating expenses                     18,554       16,769
                                                 --------     --------
Operating income                                   6,656        7,629
Equity in earnings of unconsolidated
 partnerships                                      4,112          261
Interest expense                                  (5,185)      (3,933)
Minority interest                                 (1,081)         201
                                                 --------     --------
Income from continuing operations before income
 taxes                                             4,502        4,158
                                                 --------     --------
Income taxes                                        (449)          --
                                                 --------     --------
Income from continuing operations                  4,053        4,158
                                                 --------     --------


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
            For the Quarters ended March 31, 2006 and 2005
             (dollars in thousands, except per share data)
            ==============================================

                                                For the quarters ended
                                                       March 31,
                                                    2006      2005 (1)
                                                  ---------  ---------
Discontinued operations:

Operating (loss) income from discontinued
 operations                                       $    306   $    292
Impairment of real estate                               --         --
Gain (loss) on sale of property                         --         --
Minority interest                                       (6)        (5)
                                                   --------   --------
(Loss) income from discontinued operations             300        287
                                                   --------   --------
Net income                                        $  4,353   $  4,445
                                                   ========   ========
    Net income per Common Share - Basic
Net income per Common Share - Continuing
 operations                                       $    .12   $    .13
Net (loss) income per Common Share -
 Discontinued operations                               .01        .01
                                                   --------   --------
Net income per Common Share                       $    .13   $    .14
                                                   ========   ========
Weighted average Common Shares                      32,468     31,867
                                                   ========   ========

     Net income per Common Share - Diluted (2)
Net income per Common Share - Continuing
 operations                                       $    .12   $    .13
Net (loss) income per Common Share -
 Discontinued operations                               .01        .01
                                                   --------   --------
Net income per Common Share                       $    .13   $    .14
                                                   --------   --------
Weighted average Common Shares                      32,766     32,140
                                                   ========   ========


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
            For the Quarters ended March 31, 2006 and 2005
             (dollars in thousands, except per share data)
       =========================================================

       RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (3)

                                               For the quarters ended
                                                      March 31,
                                                  2006        2005 (1)
                                                ---------    ---------
Net income                                     $   4,353    $   4,445
Depreciation of real estate and amortization
 of leasing costs (net of minority interests'
 share)
   Wholly owned and consolidated partnerships      5,034        3,620
   Unconsolidated  partnerships                      412          633
Income attributable to minority interest in
 Operating Partnership                                94           75
Gain on sale (net of minority share and income
 taxes)                                             (372)          --

                                                ---------    ---------
Funds from operations - Basic                      9,521        8,773
Distributions - Preferred OP Units                    62           87
                                                ---------    ---------
Funds from operations - Diluted                $   9,583    $   8,860
                                                =========    =========
   Funds from operations per share - Basic
Weighted average Common Shares and OP Units (4)   33,122       32,382
                                                ---------    ---------
Funds from operations per share                $     .29    $     .27
                                                =========    =========
   Funds from operations per share - Diluted
Weighted average Common Shares and OP Units (4)   33,757       33,177
                                                =========    =========
Funds from operations per share                $     .28    $     .27
                                                =========    =========


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
              As of March 31, 2006 and December 31, 2005
             (dollars in thousands, except per share data)
             =============================================

                  SELECTED BALANCE SHEET INFORMATION

                                            March 31,     December 31,
                                               2006         2005 (1)
                                          --------------  ------------

Cash and cash equivalents                    $   50,141     $  62,117
Rental property, at cost                        659,881       767,852
Total assets                                    732,712       841,858
Mortgage notes payable                          376,273       406,865
Total liabilities                               431,442       475,017


Notes:

(1) Effective January 1, 2006, the Company accounts for its Funds I, II and Mervyn's investments on a fully consolidated basis pursuant to Emerging Issues Task Force ("EITF") 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights". Historic results for the quarter ended March 31, 2005 have also been presented on a fully consolidated basis for purposes of comparability with 2006.

(2) Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on this same basis and reflected as minority interest in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

(3) The Company considers funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") to be an appropriate supplemental disclosure of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO is presented to assist investors in analyzing the performance of the Company. It is helpful as it excludes various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property and depreciation and amortization. However, the Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

(4) In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assumes full conversion of a weighted average 654 and 515 OP Units into Common Shares for the quarters ended March 31, 2006 and 2005, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 337 and 522 Common Shares for the quarters ended March 31, 2006 and 2005, respectively.

(5) Fixed-rate debt includes $91,894 and $92,376 of notional principal fixed through swap transactions as of March 31, 2006 and December 31, 2005, respectively. Conversely, variable-rate debt excludes this amount.




    CONTACT: Acadia Realty Trust
             Investor Relations:
             Jon Grisham, 914-288-8142